Exhibit 4.2
Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4

PRE-APPROVED
DEFINED CONTRIBUTION PLAN

(PROFIT SHARING/401(K) PLAN)

A FIDELITY PRE-APPROVED PLAN

Adoption Agreement No. 001
For use With
Fidelity Basic Plan Document No. 17

FMR LLC and its affiliates do not provide tax or legal advice. Nothing herein or in any attachments hereto should be construed, or relied upon, as tax or legal advice.

IRS CIRCULAR 230 DISCLOSURE: To the extent this document (including attachments), mentions or references any tax matter, it is not intended or written to be used, and cannot be used by the recipient or any other person, for the purpose of (1) avoiding penalties under the Internal Revenue Code or (2) promoting, marketing or recommending to another party the matter addressed herein. Please consult an independent tax advisor for advice on your particular circumstances.
Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4
ADOPTION AGREEMENT
ARTICLE 1
PROFIT SHARING/401(K) PLAN

1.01PLAN INFORMATION

(a)Name of Plan:

This is the Charter Communications, Inc. Retirement Accumulation Plan (the "Plan")

1.12NONELECTIVE EMPLOYER CONTRIBUTIONS

If (a) or (b) is elected below, the Employer may make Nonelective Employer Contributions on behalf of each of its "eligible" Participants in accordance with the provisions of this Section 1.12. Except as otherwise defined in this Adoption Agreement pertaining to Nonelective Employer Contributions, for purposes of this Section 1.12, an "eligible" Participant means a Participant who is an Active Participant during the Contribution Period and who satisfies the requirements of Subsection 1.12(d) or Section 1.13.

Note: An Employer may elect both a fixed formula and a discretionary formula. If both are selected, the discretionary formula shall be treated as an additional Nonelective Employer Contribution and allocated separately in accordance with the allocation formula selected by the Employer.

(a)☐ Fixed Formula:

(1)☐ Fixed Percentage Employer Contribution - For each Contribution Period, the Employer shall contribute for each "eligible" Participant a percentage of such "eligible" Participant's Compensation equal to:

(A)☐ ________% (not to exceed 25%) to all “eligible” Participants.

(B)☐ To “eligible” employees indicated in the Nonelective Employer Contributions Addendum.

Note: The allocation formula in Option 1.12(a)(1)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

(2)☐ Fixed Flat Dollar Employer Contribution - The Employer shall contribute for each "eligible" Participant an amount equal to:

(A)☐ $__________ to all “eligible” Participants. (Complete (i) below).

(i)The contribution amount is based on an "eligible" Participant's service for the following period (check one of the following):

(I)☐ Each paid hour.

(II)☐ Each Plan Year.

(III)☐ Other: (must be a period within the Plan Year that does not exceed one week and is uniform with respect to all "eligible" Participants).

(B)☐ To “eligible” employees indicated in the Nonelective Employer Contributions Addendum.

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4

Note: The allocation formula in Option 1.12(a)(2)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

(3)☐ 401(k) Safe Harbor Formula - If the Employer elects one of the safe harbor formula Options below and complies with Sections 6.09 and 6.10 of the Basic Plan Document, the Plan (or portion of the Plan if (C) is selected or if the Employer elects more restrictive age, service or Entry Date requirements for Safe Harbor Nonelective Employer Contributions than for Deferral Contributions) shall be deemed to satisfy the "ADP" test and, under certain circumstances, the "ACP" test (if the requirements of Section 6.10 of the Basic Plan Document are met with regard to Matching Deferral Contributions). 401(k) Safe Harbor Nonelective Employer Contributions shall be made on behalf of all "eligible" Participants, unless (C) is selected below.

(A)☐ _________% (must be at least 3% and not to exceed 25%) to all “eligible” Participants.

(B)☐ As indicated on the Nonelective Employer Contributions Addendum as specified for particular Plan Years.

(C)☐ Allocation of Safe Harbor Nonelective Employer Contributions will only be made to certain “eligible” Participants as specified in the Nonelective Employer Contributions Addendum.

(4)☐ Other allocation formula(s) as specified in the Nonelective Employer Contributions Addendum, (e.g., integrated, group-based, prevailing wage or pursuant to a collective bargaining agreement).

(b)☑ Discretionary Formula - The Employer may decide each Contribution Period whether to make a discretionary Nonelective Employer Contribution on behalf of "eligible" Participants in accordance with Section 5.10 of the Basic Plan Document.

(1)☑ Non-Integrated Allocation Formula - In the ratio that each "eligible" Participant's Compensation bears to the total Compensation paid to all "eligible" Participants for the Contribution Period.

Note: The allocation formula in Option 1.12(b)(1) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

(2)☐ Integrated Allocation Formula - As (1) a percentage of each "eligible" Participant's Compensation plus (2) a percentage of each "eligible" Participant's Compensation in excess of the "integration level" as defined below. The percentage of Compensation in excess of the "integration level" shall be equal to the lesser of the percentage of the "eligible" Participant's Compensation allocated under (1) above or the "permitted disparity limit" as defined below.

Note: An Employer that has elected Option 1.12(a)(3), 401(k) Safe Harbor Formula, may not take Nonelective Employer Contributions made to satisfy the 401(k) safe harbor into account in applying the integrated allocation formula described above.

(A)"Integration level" means the Social Security taxable wage base for the Plan Year, unless the Employer elects a lesser amount in (i) or (ii) below.

(i)________% (not to exceed 100%) of the Social Security taxable wage base for the Plan Year, or

(ii)$________ (not to exceed the Social Security taxable wage base).

(B)"Permitted disparity limit" means the percentage provided by the following table:

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4

The "Integration Level" is ___% of the Taxable Wage Base	The "Permitted Disparity Limit" is
20% or less	5.7%
More than 20%, but not more than 80%	4.3%
More than 80%, but less than 100%	5.4%
100%	5.7%

(C)The Social Security taxable wage base is the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

Note: The allocation formula in Option 1.12(b)(2) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

Note: An Employer who maintains any other plan that provides for or imputes Social Security Integration (permitted disparity) may not elect Option 1.12(b)(2).

(3)☐ Other allocation formula(s) as specified in the Nonelective Employer Contributions Addendum, (e.g., group-based, conditional points or flat-dollar).

(c)Contribution Period for Nonelective Employer Contributions - The Contribution Period for purposes of calculating the amount of Nonelective Employer Contributions is the Plan Year, unless the Employer elects another Contribution Period below. Regardless of any selection made below, the Contribution Period for 401(k) Safe Harbor Nonelective Employer Contributions under Option 1.12(a)(3) or Nonelective Employer Contributions allocated under an integrated formula selected under Option 1.12(b)(2) or allocated pursuant to the Prevailing Wage Contribution provided in the Nonelective Employer Contributions Addendum is the Plan Year.

(1)☐ each calendar month.

(2)☐ each Plan Year quarter.

(3)☐ each payroll period.

Note: If Nonelective Employer Contributions are made more frequently than for the Contribution Period selected above, the Employer must calculate the Nonelective Employer Contribution required with respect to the full Contribution Period, taking into account the "eligible" Participant's Compensation for the full Contribution Period, and contribute any additional Nonelective Employer Contributions necessary to "true up" the Nonelective Employer Contribution so that the full Nonelective Employer Contribution is made for the Contribution Period.

(d)Continuing Eligibility Requirement(s) - A Participant shall only be entitled to receive Nonelective Employer Contributions for a Plan Year under this Section 1.12 if the Participant is an Active Participant during the Plan Year and satisfies the following requirement(s) (Check the appropriate box(es) - Options (3) and (4) may not be elected together; Option (5) may not be elected with Options (2) through (4) or Options (8) through (10); Options (2) through (5) and (7) through (10) may not be elected if the only Nonelective Employer Contribution selected is the fixed formula in Option 1.12(a)(3), 401(k) Safe Harbor Formula, and will not apply to the 401(k) Safe Harbor Formula if other allocation options have also been selected):

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4
(1)☐ No requirements.

(2)☑ Is employed by the Employer or a Related Employer on the last day of the Contribution Period.

(3)☐ Earns at least 501 Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

(4)☐ Earns at least ______ (not to exceed 1,000) Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

(5)☐ Either earns at least 501 Hours of Service during the Plan Year or is employed by the Employer or a Related Employer on the last day of the Plan Year. (Only if the Contribution Period is the Plan Year.)

(6)☐ Is not a Highly Compensated Employee for the Plan Year.

(7)☐ Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.

(8)☐ Is employed by the Employer or a Related Employer on the last day of the Employer's fiscal year.

(9)☐ Is employed by the Employer or a Related Employer on the date the Nonelective Employer Contribution allocation is declared.

(10)☐ Is employed by the Employer or a Related Employer on the date the Nonelective Employer Contribution is made.

(11)☐ Special continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions. (Only if both Options 1.12(a) and (b) are checked.)

(A)The continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions is/are: _________ (Fill in number of applicable eligibility requirement(s) from above, including the number of Hours of Service if Option (4) has been selected.)

Note: Except when added in conjunction with the addition of a new Nonelective Employer Contribution, Option (2) through (5) or (8) through (10) is adopted during a Contribution Period, such Option shall not become effective until the first day of the next Contribution Period. Nonelective Employer Contributions attributable to the Contribution Period that are allocated to Participant Accounts during the Contribution Period shall not be subject to the eligibility requirements of Option (2) through (5) or (8) through (10).

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4
AMENDMENT EXECUTION PAGE

Plan Name: Charter Communications, Inc. Retirement Accumulation Plan (the "Plan")

Employer: Charter Communications, Inc.

[Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.]

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
1.12 Employer Nonelective Contributions	7/15/2026
Nonelective Employer Contributions Addendum	7/15/2026
Plan Superseding Provisions Addendum	7/15/2026

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below.

Employer:	Charter Communications, Inc.	Employer:	Charter Communications, Inc.

By:	/s/ Paul Marchand	By:

Title:	EVP Human Resources	Title:

Date:	7/14/2026 12:33:43 PM EDT	Date:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer's corporate policy mandates two authorized signatures.

Note: This page may be duplicated, if needed, to allow separate execution when the Employer indicated in Section 1.02(a) is changing.

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4
NONELECTIVE EMPLOYER CONTRIBUTIONS ADDENDUM

for

Plan Name: Charter Communications, Inc. Retirement Accumulation Plan

(a)Fixed Formula:

(1)☐ Fixed Percentage Employer Contribution - For each Contribution Period, the Employer shall contribute for each "eligible" Participant (except as otherwise provided in (A)(i) below) a percentage of such "eligible" Participant's Compensation equal to:

(A)________(not to exceed 25%) to all “eligible” Participants, except as provided in (i) below.

Note: The eligible group(s) defined below must be clearly defined in a manner that will not violate the definite predetermined allocation formula requirement of Treasury Regulation Section 1.401-1(b)(1)(ii) and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(i)☐ Different percentages for different groups of "eligible" Participants as follows:

(I)For each Contribution Period, the Employer shall contribute for the following "eligible" Participant(s) an amount equal to _______% (not to exceed 25%) of each such "eligible" Participant's Compensation:
__________________.

(2)☐ Fixed Flat Dollar Employer Contribution - The Employer shall contribute for each "eligible" Participant (except as otherwise provided below) an amount equal to:

(A)$________to all “eligible” Participants, except as provided in (ii) below.

(i)The contribution amount is based on an "eligible" Participant's service for the following period:

(I)☐ Each paid hour.

(II)☐ Each Plan Year.

(III)☐ Other: __________________ (must be a period within the Plan Year that does not exceed one week and is uniform with respect to all "eligible" Participants to avoid testing described in (iii) below).

(ii)☐ Different dollar amounts for different groups of "eligible" Participants as follows:

(I)For the following group of "eligible" Participants, the Employer shall contribute an amount equal to $________for the period selected in (a), (b) or (c) below:
_____________.

(a)☐ Each paid hour.

(b)☐ Each Plan Year.

(c)☐ Other: __________.

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4

Note: The eligible group defined above must be clearly defined in a manner that will not violate the definite predetermined allocation formula requirement of Treasury Regulation Section 1.401-1(b)(1)(ii) and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(3)☐ Fixed Integrated Employer Contribution - For each Plan Year, the Employer shall contribute for each "eligible" Participant (except as otherwise provided in (E) below) an amount equal to (complete both (A) and (B)):

(A)________% (not less than 3%) of such "eligible" Participant's Compensation

PLUS

(B)________% of such "eligible" Participant's Compensation in excess of the "integration level" as defined below. This percentage may not exceed the lesser of:

(i)the percentage elected in (A) above, or

(ii)the "permitted disparity limit" as defined below.

(C)"Integration level" means the Social Security taxable wage base for the Plan Year, unless the Employer elects a lesser amount in (i) or (ii) below:

(i)☐ ________% (not to exceed 100%) of the Social Security taxable wage base for the Plan Year, or

(ii)☐ $________(not to exceed the Social Security taxable wage base).

(D)"Permitted disparity limit" means the percentage provided by the following table:

The "Integration Level" is % of the Taxable Wage Base	The "Permitted Disparity Limit" is
20% or less	5.7%
More than 20%, but not more than 80%	4.3%
More than 80%, but less than 100%	5.4%
100%	5.7%

The Social Security taxable wage base is the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

Note: An Employer who maintains any other plan that provides for Social Security Integration (permitted disparity) may not elect Option 1.12(a)(4).

Note: An Employer that has selected Option 1.12(a)(3), 401(k) Safe Harbor Formula, may not take Nonelective Employer Contributions made to satisfy the 401(k) safe harbor into account in applying the integrated contribution formula described above.

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4

(E)☐ Such contribution shall be allocated only to the "eligible" Participants described below:
_____________.

Note: The eligible group defined above must be clearly defined in a manner that will not violate the definite predetermined allocation formula requirement of Treasury Regulation Section 1.401-1(b)(1)(ii) and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(F)The Employer may be required to restructure the Plan, as permitted by the regulations under Code Section 401(a)(4), to satisfy the nondiscriminatory benefits requirement of that Code Section. If the Plan can be restructured to satisfy the nondiscriminatory benefits requirements, then the Plan will generally satisfy a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4). If the Plan cannot be restructured to satisfy the nondiscriminatory benefits requirements, the Plan shall be required to satisfy the nondiscriminatory amount requirement by testing in accordance with Section 1.401(a)(4)-2(a) of the Treasury Regulations. If the Plan is required to pass cross-testing in accordance with Section 1.401(a)(4)-8 of the Treasury Regulations to satisfy the nondiscriminatory amount requirement and the Plan does not meet the exception found in Section 1.401(a)(4)-8(b)(1)(i)(B)(1) or (2), the Plan shall provide a minimum gateway contribution allocation to Participants who are not Highly Compensated Employees and who are required by Section 1.410(b)-3 of the Treasury Regulations to benefit under this allocation formula equal to at least 1/3rd of the allocation rate for the Highly Compensated Employee benefiting under this allocation formula who has the highest allocation rate, provided that the Plan may instead provide a minimum gateway allocation to each such Participant equal to 5% of his “415 compensation”, as described in Section 6.01(m) of the Basic Plan Document. All Participants not included in an allocation group above shall be considered as not benefiting under this allocation for the Contribution Period unless otherwise is required to pass the nondiscriminatory amount testing pursuant to Section 1.401(a)(4)-8 of the Treasury Regulations. For Self-Employed Individuals, the allocation method should not result in the creation of a cash or deferred election. The Employer shall notify the Plan Administrator of the amount allocable to each group.

(4)☐ Prevailing Wage Contribution - For each Contribution Period, the Employer shall contribute for each Eligible Employee who performs services covered by the "applicable prevailing wage laws" such amount as the Employer may determine is required to be contributed to the Plan under such laws to meet the required benefit levels for such Contribution Period. Services covered under the "applicable prevailing wage laws" means services covered by any law that requires such contribution (e.g.: the Davis-Bacon Act, as amended, 40 U.S.C.A., Section 276a, et. seq. (1999), or any similar federal, state, or local laws). All such contributions shall be 100% vested at all times and not be subject to the Continuing Eligibility Requirements selected under Option 1.12(d). In addition, the Prevailing Wage Contribution: (Do not select both (B) and (C))

(A)☐ Shall be considered a Qualified Nonelective Contribution.

(B)☐ When made shall offset the amount of any Employer contributions deemed to satisfy the “ADP” test in accordance with Section 6.09 of the Basic Plan Document which would have accrued to any Participant receiving the Prevailing Wage Contribution.

(C)☐ When made shall offset the amount of any Employer contributions (other than those deemed to satisfy the “ADP” test in accordance with Section 6.09 of the Basic Plan Document) which would have accrued to any Participant receiving the Prevailing Wage Contribution.

(D)☐ Shall not be contributed for any Highly Compensated Employee.

(E)☐ Shall be made for such Eligible Employees notwithstanding any eligibility requirements found in Subsections 1.04(a) and/or 1.04(b).

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4
(5)☐ Employees covered by the following collective bargaining agreement(s) shall only receive Employer Nonelective Contributions to the extent so indicated within each such agreement:
_______________.

Note: Each Employee covered by one of the above-described collective bargaining agreements will be considered his own allocation group. The Employer shall notify the Plan Administrator of the amount allocable to each group.

(6)☐ Employees covered by the following collective bargaining agreement(s) shall receive Employer Nonelective Contributions indicated within each such agreement in addition to any other Employer Nonelective Contributions to which they would be entitled pursuant to Section 1.12 of this Adoption Agreement:
________________.

Note: Each Employee covered by one of the above-described collective bargaining agreements will be considered his own allocation group. The Employer shall notify the Plan Administrator of the amount allocable to each group.

(7)Qualified Replacement Plan - The Employer shall transfer to the Plan an amount from a terminating defined benefit plan to be treated as a qualified replacement plan (pursuant to Code Section 4980(d)(2)) and allocated to Participants in accordance with the following:

(A)Held in a separate suspense account and allocated ratably over 7 (not to exceed 7) Plan Years (the first of which shall be the Plan Year in which the transfer is received by the Plan) to Participants as follows:

(i)☑ In accordance with the Nonelective Employer Allocation formula found selected by the Employer in Option 1.12(a).

(ii)☐ In the ratio that each Participant’s Compensation bears to the total Compensation of all Participants.

(iii)☐ Equally to all Participants.

Such allocations are subject to the limitations described in Section 6.12 of the Basic Plan Document and any amounts which cause a Participant to exceed the maximum limitations stated therein shall be allocated to the remaining Participants and, to the extent that is not possible to do and still comply with Code Section 415 requirements, as otherwise described in Section 6.12.

(B)The earnings from such suspense account shall be:

(i)☑ Maintained within the suspense account and allocated with the annual allocation described above.

(ii)☐ Segregated into a separate suspense account and allocated (as the Administrator may determine from time to time) ratably over the remaining period to allocate the qualified replacement plan amount.

Any earning amounts allocated shall not constitute “annual additions” (as defined in Subsection 6.01(a) of the Basic Plan Document).

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4
PLAN SUPERSEDING PROVISIONS ADDENDUM

for

Plan Name: Charter Communications, Inc. Retirement Accumulation Plan

(a)Superseding Provision(s) – The following provisions supersede other provisions of this Adoption Agreement and/or the Basic Plan Document in the manner described:

1.The following replaces Section 1.04(d)(2)(A) of the Adoption Agreement to clarify that the exclusion for employees who are covered by a collective bargaining agreement extends to employees for whom an employer is prohibited as of the Plan’s Effective Date from making changes to employee benefits due to the employer’s obligations under federal labor law:

(A)☑ employees covered by a collective bargaining agreement, unless the agreement requires the employees to be included under the Plan, and employees for whom an employer is prohibited from making changes to employee benefits as of the Effective Date of the Plan because of the Employer’s obligations under federal labor law; provided however that, (i) an employee who is employed in Pittsfield, Massachusetts and who did not become an “eligible” Participant on September 1, 2016 because of the Employer’s obligations under federal labor law shall become an “eligible” Participant on March 1, 2017, (ii) an employee who is employed in San Luis Obispo, California and who did not become an “eligible” Participant on September 1, 2016 because of such employee’s status under a collective bargaining agreement or due to the Employer’s obligations under federal labor law shall become an “eligible” Participant on August 23, 2017, and (iii) for the avoidance of doubt, an Employee who was covered by a collective bargaining agreement between Time Warner Cable of New York City LLC and Local Union No. 3 of the International Brotherhood of Electrical Workers AFL-CIO (“Local 3”) covering a bargaining unit for the company’s Southern Manhattan, Northern Manhattan, Brooklyn/Queens, Staten Island and Bergen, NJ locations, was excluded from being an Eligible Employee for service to the Employer performed before April 22, 2022, but will be included as an Eligible Employee for service to the Employer classified under union codes 300 or 400 on or after April 22, 2022, upon and as a result of Local 3 disclaiming interest in representing the bargaining unit effective April 22, 2022.

2.The following replaces Section 8.02(d) of the Basic Plan Document

(d)Expenses attributable to the acquisition of investments shall be charged to the Account of the Participant for which such investment is made as directed by the Investment Fiduciary.

The investment committee to which the Employer has delegated investment responsibility for the Plan (the "Investment Committee") shall have full authority, subject to the express provisions of the Plan and Trust, to determine the investment policy for the Plan and to select, monitor, retain, or eliminate any investment alternative available under, or investment manager to, the Plan. The Investment Committee may appoint one or more investment managers (as defined under ERISA Section 3(38)) who may have such duties, up to and including any authority to determine what shall be the Permissible Investments for the Plan at any given time, what restrictions will exist upon those and how unallocated accounts under the Plan and contributions described in Section 8.02(b )(2) of the Plan shall be invested, as the Investment Committee in its sole discretion shall determine in its appointment and agreement with such investment manager(s). Such agreement(s) may limit, to the extent permissible under ERISA, the Investment Committee's authority and responsibility for the Plan's Permissible Investments so delegated to the investment manager(s). The Investment Committee and the Trustee shall describe in the Service Agreement the extent to which any such investment manager may direct the Trustee regarding the Permissible Investments for the Plan. The Investment Committee shall retain the authority to revoke any such appointment of an investment manager and the Investment Committee shall notify the Trustee of any such revocation in such form or manner as required under the Service Agreement. The Investment Committee may appoint an investment manager

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4
(which may be an affiliate of the Trustee) to determine the allocation of amounts held in Participants' Accounts among various investment options (the "Managed Account" option) for Participants who direct the Trustee to invest any portion of their accounts in the Managed Account option. The investment options utilized under the Managed Account option may be those generally available under the Plan or may be as selected by the investment manager for use under the Managed Account option. Participation in the Managed Account option shall be subject to such conditions and limitations (including account minimums) as may be imposed by the investment manager. An investment manager (which may be the Trustee or an affiliate) may also be appointed to manage any Permissible Investment subject to management by such investment manager.

3.For each Contribution Period ending on or before December 31st, 2025, the following replaces paragraphs (I), (II), (III), (IV), (V), and (VI) of Section 1.12(a)(1)(A)(i) of the Adoption Agreement as set forth in section (a) of the Nonelective Employer Contributions Addendum of the Adoption Agreement:
(i)(I) For each Contribution Period, except as provided in paragraphs (II) through (VIII) below and in addition to paragraph (IX) below, the Employer shall contribute for the following “eligible” Participant(s) an amount equal to 3.00% (not to exceed 25%) of each such “eligible” Participant's Compensation:
All “eligible” Participants under the Plan
(i)(II) For each Contribution Period ending on or before the last day of the Contribution Period that includes August 31, 2021, the Employer shall contribute for the following “eligible” Participant(s) an amount equal to 5.00% (not to exceed 25%) of each such “eligible” Participant's Compensation:
All employees of Time Warner Cable, Inc. or one of its affiliates or Bright House Networks Admin, LLC on May 18, 2016 who, as of August 31, 2016 (i) are age 45 or older, but less than age 55, (ii) have 5 or more years of employment (as determined from the applicable Related Employer's payroll records), and (iii) are “eligible” Participants.
Such contribution shall be made with respect to Compensation paid on or after September 1, 2016 to the earlier of (i) the date the “eligible” Participant terminates employment and (ii) Compensation paid for the last Contribution Period that includes August 31, 2021. If an “eligible” Participant who originally qualifies under this section terminates employment and is subsequently rehired prior to August 31, 2021, he/she shall not be eligible to resume contributions under this section. Likewise, if an “eligible” Participant who originally qualifies under this section has a change in employment status and is not eligible to participate in the Plan and his/her employment status is subsequently changed prior to August 31, 2021 such that he/she is eligible to participate in the Plan, he/she shall not be eligible to resume contributions under this section.
(i)(III) For each Contribution Period ending on or before the last day of the Contribution Period that includes August 31, 2021, the Employer shall contribute for the following “eligible” Participant(s) an amount equal to 10.00% (not to exceed 25%) of each such “eligible” Participant's Compensation:
All employees of Time Warner Cable, Inc. or one of its affiliates or Bright House Networks Admin, LLC on May 18, 2016 who, as of August 31, 2016 (i) are age 55 or older, (ii) have 5 or more years of employment (as determined from the applicable Related Employer's payroll records), and (iii) are “eligible” Participants. Such contribution shall be made with respect to Compensation paid on or after September 1, 2016 to the earlier of (i) the date the “eligible” Participant terminates employment and (ii) Compensation paid for the last Contribution Period that includes August 31, 2021. If an “eligible” Participant who originally qualifies under this section terminates employment and is subsequently rehired prior to August 31, 2021, he/she shall not be eligible to resume contributions under this section. Likewise, if an “eligible” Participant who originally qualifies under this section has a change in employment status and is not eligible to participate in the Plan and his/her employment status is subsequently changed prior to August 31, 2021 such that he/she is eligible to participate in the Plan, he/she shall not be eligible to resume contributions under this section.
(i)(IV) For each Contribution Period beginning on or after January 1, 2017 and ending on or before the last day of the Contribution Period that includes August 31, 2021, the Employer shall contribute for the following “eligible” Participant(s) an amount equal to 10.00% (not to exceed 25%) of each such “eligible” Participant's Compensation:
Effective January 1, 2017, legacy Time Warner Cable, Inc. and legacy Bright House Networks Admin, LLC Director-level employees who become “eligible” Participants upon re-leveling of their positions to Manager-level roles as a result of post-merger harmonization, and who (A) were employees of Time

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4
Warner Cable, Inc. or one of its affiliates or Bright House Networks Admin, LLC on May 18, 2016, and (B) as of August 31, 2016 (i) were 55 or older, and (ii) had 5 or more years of employment (as determined from the applicable Related Employer's payroll records).
Such contribution shall be made with respect to Compensation paid on or after January 1, 2017 to the earlier of (i) the date the “eligible” Participant terminates employment and (ii) Compensation paid for the last Contribution Period that includes August 31, 2021. If an “eligible” Participant who originally qualifies under this section terminates employment and is subsequently rehired prior to August 31, 2021, he/she shall not be eligible to resume contributions under this section. Likewise, if an “eligible” Participant who originally qualifies under this section has a change in employment status and is not eligible to participate in the Plan and his/her employment status is subsequently changed prior to August 31, 2021 such that he/she is eligible to participate in the Plan, he/she shall not be eligible to resume contributions under this section.
(i)(V) For each Contribution Period beginning on or after January 1, 2017 and ending on or before the last day of the Contribution Period that includes August 31, 2021, the Employer shall contribute for the following “eligible” Participant(s) an amount equal to 5.00% (not to exceed 25%) of each such “eligible” Participant's Compensation:
Effective January 1, 2017, legacy Time Warner Cable, Inc. and legacy Bright House Networks Admin, LLC Director-level employees who become “eligible” Participants upon re-leveling of their positions to Manager-level roles as a result of post-merger harmonization, and who (A) were employees of Time Warner Cable, Inc. or one of its affiliates or Bright House Networks Admin, LLC on May 18, 2016, and (B) as of August 31, 2016 (i) were age 45 or older, but less than age 55, and (ii) had 5 or more years of employment (as determined from the applicable Related Employer's payroll records).
Such contribution shall be made with respect to Compensation paid on or after January 1, 2017 to the earlier of (i) the date the “eligible” Participant terminates employment and (ii) Compensation paid for the last Contribution Period that includes August 31, 2021. If an “eligible” Participant who originally qualifies under this section terminates employment and is subsequently rehired prior to August 31, 2021, he/she shall not be eligible to resume contributions under this section. Likewise, if an “eligible” Participant who originally qualifies under this section has a change in employment status and is not eligible to participate in the Plan and his/her employment status is subsequently changed prior to August 31, 2021 such that he/she is eligible to participate in the Plan, he/she shall not be eligible to resume contributions under this section. (i)(VI) For each Contribution Period beginning on or after March 1, 2017 and ending on or before the last day of the Contribution Period that includes August 31, 2021, the Employer shall contribute for the following “eligible” Participant(s) an amount equal to 10.00% (not to exceed 25%) of each such “eligible” Participant's Compensation:
Effective March 1, 2017, an employee who is employed in Pittsfield, Massachusetts who did not become an “eligible” Participant on September 1, 2016 because of the Employer’s obligations under federal labor law, and who (A) was an employee of Time Warner Cable, Inc. or one of its affiliates or Bright House Networks Admin, LLC on May 18, 2016, and (B) as of August 31, 2016 (i) was 55 or older, and (ii) had 5 or more years of employment (as determined from the applicable Related Employer's payroll records).
Such contribution shall be made with respect to Compensation paid on or after March 1, 2017 to the earlier of (i) the date the “eligible” Participant terminates employment and (ii) Compensation paid for the last Contribution Period that includes August 31, 2021. If an “eligible” Participant who originally qualifies under this section terminates employment and is subsequently rehired prior to August 31, 2021, he/she shall not be eligible to resume contributions under this section. Likewise, if an “eligible” Participant who originally qualifies under this section has a change in employment status and is not eligible to participate in the Plan and his/her employment status is subsequently changed prior to August 31, 2021 such that he/she is eligible to participate in the Plan, he/she shall not be eligible to resume contributions under this section. (i)(VII) For each Contribution Period beginning on or after March 1, 2017 and ending on or before the last day of the Contribution Period that includes August 31, 2021, the Employer shall contribute for the following “eligible” Participant(s) an amount equal to 5.00% (not to exceed 25%) of each such “eligible” Participant's Compensation:
Effective March 1, 2017, an employee who is employed in Pittsfield, Massachusetts who did not become an “eligible” Participant on September 1, 2016 because of the Employer’s obligations under federal labor law, and who (A) was an employee of Time Warner Cable, Inc. or one of its affiliates or Bright

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4
House Networks Admin, LLC on May 18, 2016, and (B) as of August 31, 2016 (i) was age 45 or older, but less than age 55, and (ii) had 5 or more years of employment (as determined from the applicable Related Employer's payroll records).
Such contribution shall be made with respect to Compensation paid on or after March 1, 2017 to the earlier of (i) the date the “eligible” Participant terminates employment and (ii) Compensation paid for the last Contribution Period that includes August 31, 2021. If an “eligible” Participant who originally qualifies under this section terminates employment and is subsequently rehired prior to August 31, 2021, he/she shall not be eligible to resume contributions under this section. Likewise, if an “eligible” Participant who originally qualifies under this section has a change in employment status and is not eligible to participate in the Plan and his/her employment status is subsequently changed prior to August 31, 2021 such that he/she is eligible to participate in the Plan, he/she shall not be eligible to resume contributions under this section. (i)(VIII) For the 2022 Plan Year only, the Employer shall contribute for the following “eligible” Participant(s) an amount equal to 3.00% (not to exceed 25%) of each such “eligible” Participant's Compensation paid on or after January 1, 2022, and through May 25, 2022:
Each Eligible Employee (i) who is employed on or after April 22, 2022, classified under union codes 300 and 400, (ii) who, prior to April 22, 2022, was an Employee but not an Eligible Employee solely because that Employee was covered by a collective bargaining agreement between Time Warner Cable of New York City LLC and Local Union No. 351 of the International Brotherhood of Electrical Workers AFL-CIO (“Local 3”) covering a bargaining unit for the company’s Southern Manhattan, Northern Manhattan, Brooklyn/Queens, Staten Island and Bergen, NJ locations, and (iii) who, as a result of Local 3 disclaiming interest in representing the bargaining unit effective April 22, 2022, became an Eligible Employee after that date.
(i)(IX) Effective August 1, 2023, and solely with respect to the 2023 Plan Year, the Employer shall contribute for the following “eligible” Participant(s) an amount equal to 3.00% (not to exceed 25%) of each such “eligible” Participant’s Compensation for the 2022 Plan Year:

Employees who are classified by the Employer as in a position with a job title of Senior Manager or equivalent and below whose job code begins with “GAV” according to the Employer’s payroll records and who were actively employed by the Employer on May 1, 2022.

4.The following replaces Section 1.20(c) of the Adoption Agreement to add a partial withdrawal feature effective January 1, 2018:

(c)☐ ☐Partial Withdrawals - A Participant whose employment has terminated and whose Account is distributable in accordance with the provisions of Article 12 of the Basic Plan Document may elect to withdraw any portion of his Distributable vested interest in his Account in cash at any time; provided however, that a Participant’s partial withdrawals hereunder shall be subject to the following limitations:
(i)A participant shall receive no more than four (4) partial withdrawals in any Plan Year;
(ii)Partial withdrawals less than $1,000 are not permitted; and
(iii)A Participant’s Account may be charged a distribution fee for each partial withdrawal in such amount as may be established by the Plan Administrator from time to time and applied in a uniform manner.

5.The following new paragraph (c) is added to Section 3.01. of the Basic Plan Document:

(c)An Employee who was covered by a collective bargaining agreement between Time Warner Cable of New York City LLC and Local Union No. 3 of the International Brotherhood of Electrical Workers AFL-CIO (“Local 3”) covering a bargaining unit for the company’s Southern Manhattan, Northern Manhattan, Brooklyn/Queens, Staten Island and Bergen, NJ locations, and as a result was excluded from being an Eligible Employee for service to the Employer performed before April 22, 2022, will be credited with Eligibility Service in accordance with the terms of the Plan, for the period between March 23, 2017, and April 22, 2022, during which period Local 3 had declared a work stoppage, and will not be deemed to have incurred a Severance Date in connection with the work stoppage, provided (i) the covered Employee was actively employed by the Employer immediately before March 23, 2017, (ii) the covered Employee remained as an active status employee on the Employer’s records during the

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4
entire work stoppage period, and (iii) the covered Employee became an Eligible Employee (i.e. under union code 300 or 400) upon Local 3 disclaiming interest in representing the bargaining unit effective April 22, 2022.

6.The following new paragraph is added to Section 3.03. of the Basic Plan Document:

An Employee who was covered by a collective bargaining agreement between Time Warner Cable of New York City LLC and Local Union No. 3 of the International Brotherhood of Electrical Workers AFL-CIO (“Local 3”) covering a bargaining unit for the company’s Southern Manhattan, Northern Manhattan, Brooklyn/Queens, Staten Island and Bergen, NJ locations, and as a result was excluded from being an Eligible Employee for service to the Employer performed before April 22, 2022, will be credited with Vesting Service in accordance with the terms of the Plan, for the period between March 23, 2017, and April 22, 2022, during which period Local 3 had declared a work stoppage, and will not be deemed to have incurred a Severance Date in connection with the work stoppage, provided (i) the covered Employee was actively employed by the Employer immediately before March 23, 2017, (ii) the covered Employee remained as an active status employee on the Employer’s records during the entire work stoppage period, and (iii) the covered Employee became an Eligible Employee (i.e. under union code 300 or 400) upon Local 3 disclaiming interest in representing the bargaining unit effective April 22, 2022.

7.The following replaces Section 18.02 of the Basic Plan Document:

18.02. Limitation of Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrator, Investment Committee (as such term is defined in Section 8.02(e)), or Trustee, except as provided herein; and in no event shall the terms of employment or service of any Participant be modified or in any way affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his participation herein, that each Participant shall look solely to the assets held in the Trust for the payment of any benefit to which he is entitled under the Plan.

No Participant or Beneficiary shall have or acquire any right, title or interest in or to the Plan assets or any portion of the Plan assets, except by the actual payment or distribution from the Plan to such Participant or Beneficiary of such Participant’s or Beneficiary’s benefit to which he or she is entitled under the provisions of the Plan. Whenever the Plan pays a benefit in excess of the maximum amount of payment required under the provisions of the Plan, the Administrator will have the right to recover any such excess payment, plus earnings at the Administrator’s discretion, on behalf of the Plan from the Participant and/or Beneficiary, as the case may be. Notwithstanding anything to the contrary herein stated, this right of recovery includes, but is not limited to, a right of offset against future benefit payments to be paid under the Plan to the Participant and/or Beneficiary, as the case may be, which the Administrator may exercise in its sole discretion.

8.The following replaces Section 18.08 of the Basic Plan Document:

18.08. Information between Employer and/or Administrator and Trustee. The Employer, Investment Committee (as such term is defined in Section 8.02(e)), and/or Administrator will furnish the Trustee, and the Trustee will furnish the Employer, Investment Committee, and/or Administrator, with such information relating to the Plan and Trust as may be required by the other in order to carry out their respective duties hereunder, including without limitation information required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or under the provisions of ERISA and any regulations issued or forms adopted by the Department of Labor thereunder.

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4

9. The following new Section 18.13 is added to the Basic Plan Document at the end of Article 18:

18.13. Powers and Responsibilities of the Employer. The Employer shall have the powers and responsibilities as set forth in this Plan and Trust. The Employer may, by written instrument, allocate and delegate its responsibilities under the Plan.

10.The following replaces Section 19.01 of the Basic Plan Document

19.01. Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its administrative details (except with regard to the management, control and investment of Plan assets), subject, however, to the requirements of ERISA. The Administrator is the agent for service of legal process for the Plan. In addition to the powers and authorities expressly conferred upon it in the Plan, the Administrator shall have all such powers and authorities as may be necessary to carry out the administrative provisions of the Plan, including the discretionary power and authority to interpret and construe the provisions of the Plan, such interpretation to be final and conclusive on all persons claiming benefits under the Plan; to make benefit determinations; to utilize the correction programs or systems established by the Internal Revenue Service (such as the Employee Plans Compliance and Resolution System) or the Department of Labor; and to resolve any disputes arising under the Plan. The Administrator may, by written instrument, allocate and delegate its administrative fiduciary responsibilities in accordance with ERISA Section 405.

11.The following replaces Section 19.05 of the Basic Plan Document:

19.05. Costs of Administration. Expenses attributable to the acquisition of investments in a Participant’s Account and a proportionate share of the Plan’s recordkeeping fees, which may be assessed on either a pro rata or per capita basis, as determined by the Administrator, as well as expenses assessed in connection with certain Participant transactions, which may include, but shall not be limited to, withdrawals, distributions, qualification of domestic relations orders, and Participant loans, shall be assessed to the applicable Participant’s account.

All remaining reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator, the Investment Committee (as such term is defined in Section 8.02(e)), and/or the Trustee in administering the Plan and Trust shall be paid first from the remaining forfeitures (if any) resulting under Section 11.09, from the suspense account described in this Section, if any, and if none, from the remaining Trust Fund. All such costs and expenses paid from the remaining Trust Fund shall, unless allocable to the Accounts of particular Participants, be charged against the Accounts of all Participants as provided in the Service Agreement.

Amounts a service provider agrees to credit to the Plan in recognition of the service provider’s compensation for Plan services will be allocated to a suspense account from which the Administrator may first pay Plan expenses and, if any amounts remain, allocate the remaining amounts to the Accounts of Participants and Beneficiaries pro rata based on their Account balances in the Trust excluding amounts invested in a loan pursuant to Article 9. Any amounts so allocated shall not constitute “annual additions” (as defined in Subsection 6.01(a)) under the Plan.

12. The following replaces Section 19.03 of the Basic Plan Document:

19.03. Claims and Review Procedures; and Limitations on Legal Actions. As required under Section 2560.503-1(b)(2) of Regulations issued by the Department of Labor, the claims and review procedures are described in detail in the Summary Plan Description for the Plan.

No action involving the Plan may be brought in any court unless the ERISA claims and review procedures described in the Summary Plan Description have been fully exhausted. A Participant, Beneficiary or claimant asserting any legal action involving the Plan must do so, if at all, within one year after the cause of action accrued. A cause of action shall be deemed to have accrued the

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4
earliest of when the Participant, Beneficiary or claimant has exhausted his administrative remedies under the Plan’s claims and review procedures, when the Plan Administrator fails to produce documents in the time or manner required by ERISA in response to the Participant’s, Beneficiary’s or claimant’s written request, when the claimant first was advised that he was an independent contractor (and thus ineligible to participate in the Plan), or when the Participant, Beneficiary or claimant first knew or should have known of the action giving rise to his or her complaint. Failure to bring an action in court within one year shall preclude a Participant, Beneficiary or other claimant from bringing any action in court. Any legal action in connection with the Plan may only be brought in a federal district court sitting within the Eastern District of Missouri.

13. The following replaces Section 11.04 of the Basic Plan Document:

11.04 Death. A Participant who dies while employed as an Employee, or while performing qualified military service as defined in Code Section 414(u)(5), shall have a 100 percent vested interest in his Account and his designated Beneficiary shall be entitled to receive the balance of his Account, plus any amounts thereafter credited to his Account. If a Participant whose employment as an Employee has terminated dies, his designated Beneficiary shall be entitled to receive the Participant’s vested interest in his Account.

A copy of the death notice or other sufficient documentation must be provided to the Administrator using procedures established by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s Account, such amount shall be paid to the heirs of the Participant in the following preferential order: (i) to the Participant’s lawful spouse, if living, or (ii) if the Participant has no surviving spouse, then to the Participant’s natural and legally adopted children (if any) in equal shares, or (iii) if the Participant has no natural or legally adopted children, then to the Participant’s surviving parents in equal shares, or (iv) if neither parent survives the Participant, then to the Participant’s siblings in equal shares, or (v) if the Participant has no siblings, then to the Participant’s estate. In the case of a Participant’s natural or legally adopted child or a Participant’s sibling who is entitled to a share of the Participant’s Account upon such Participant’s death and who predeceases the Participant, then such child or sibling’s share of the Participant’s Account shall be distributed to or in accordance with such child or sibling’s estate.

In each instance in which a Participant’s Account (or any portion thereof) is segregated in a separate account within the Plan in the name of a Participant’s Beneficiary or heir following such Participant’s death (a “Death Benefit Account”), then such Beneficiary or heir may also designate his or her own primary and contingent Beneficiary(ies) for such Death Benefit Account, in accordance with procedures established by the Administrator, to receive benefits from the Death Benefit Account after such Beneficiary or heir’s death. If the Beneficiary or heir of a Participant for whom a Death Benefit Account has been established within the Plan fails to name his or her own Beneficiary(ies), or if each Beneficiary so named predeceases the individual for whom such Death Benefit Account was established within the Plan, then the Trustee shall pay the Death Benefit Account to the estate of the Participant’s Beneficiary or heir for whom such Death Benefit Account was established.

14.The following replaces Section 11.09 of the Basic Plan Document:

11.09. Application of Forfeitures. If any forfeitures are reinstated pursuant to Section 11.10, any such reinstated amounts shall be provided first from forfeitures available during the Plan year as described in Section 11.10. Forfeitures not reinstated pursuant to Section 11.10 for the Plan Year shall be used to reduce contributions of the Employer in the immediately following Plan Year and held and applied in accordance with this Section 11.09. If forfeitures exceed Employer Contributions for the following Plan Year, any excess forfeitures shall be used to pay any expenses of administration not allocated to a Participant’s Account as described in Section 19.05. Forfeitures will be used no later than 12 months following the close of the Plan Year in which the forfeitures were incurred under the Plan terms.

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4
Pending application, forfeitures shall be invested as directed by the Investment Fiduciary.

Except as permitted pursuant to EPCRS and notwithstanding any other provision of the Plan to the contrary, in no event may forfeitures be used to reduce the Employer’s obligation to remit to the Trust (or other appropriate Plan funding vehicle) loan repayments made pursuant to Article 9, Deferral Contributions, or Employee Contributions.

15. The following paragraph is added to the end of Section 1.13, Exceptions to Continuining Eligibility Requirements, within the Adoption Agreement:

Early Retirement Exception: Notwithstanding any provision to the contrary, a Participant who terminates employment during the Plan Year and, at the time of termination, (i) has attained at least age 55, (ii) has completed at least 5 years of employment (as determined from applicable employment records), and (iii) whose age plus years of employment (as determined from applicable employment records) equals at least 70, shall be eligible to receive the full annual nonelective employer contribution for that Plan Year, calculated based on eligible compensation paid during the Plan Year, even if not employed on the last day of the Plan Year. This provision is effective for the 2025 Plan Year and thereafter and aligns with other Charter retirement programs.

16.The following replaces Section (a)(7) Qualified Replacement Plan in the Nonelective Employer Contributions Addendum of the Adoption Agreement:

Qualified Replacement Plan – The Employer shall transfer to the Plan an amount for a terminating defined benefit plan to be treated as a qualified replacement plan (pursuant to Code § 4980(d)(2)). Upon receipt of any such transfer of qualified replacement plan assets, the received assets shall be held in a separate suspense account within the Plan until allocated by the Employer to fund Nonelective Employer Contributions.

The qualified replacement plan assets transferred to the Plan and held in a suspense account shall be treated as allocated to and considered as part of the Nonelective Employer Contributions made by the Employer, and those Nonelective Employer Contributions shall be allocated to participant accounts in an amount necessary to provide for an allocation no less rapidly than ratably over the seven-plan-year period beginning with the year of the transfer in accordance with Code § 4980(d)(2)(C).

The earnings from such suspense account shall be maintained within the suspense account and allocated to fund Nonelective Employer Contributions.

17. The following replaces Section 1.12(a)(1) of the Adoption Agreement:

For the 2026 Plan Year only, the Employer shall contribute for the following “eligible” Participant(s) an amount equal to 3.00% (not to exceed 25%) of each such “eligible” Participant’s Compensation paid on or after January 1, 2026, and through July 16, 2026. All “eligible” Participants under the Plan who remain employed on the last day of the 2026 Plan Year or who terminated employment with the Employer during the 2026 Plan Year due to death, long-term disability (as defined in Section 1.15 of the Adoption Agreement), or Retirement (as defined in Section 1.14 of the Adoption Agreement).

18.The following new paragraph is added to the end of Section 1.12(b)(1) of the Adoption Agreement:

For the 2026 Plan Year only, the Employer may decide whether to make a discretionary Nonelective Employer Contribution on behalf of “eligible” Participants in accordance with Section 5.10 of the Basic Plan Document, in the ratio that each “eligible” Participant’s Compensation paid on or after July 17, 2026, and through December 31, 2026

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.

Docusign Envelope ID: FF200B6A-4525-8C19-81B8-C8E5796334D4
(the “2026 Discretionary Contribution Period”), bears to the total Compensation paid to all “eligible” Participants for the 2026 Discretionary Contribution Period.

Note: Unless the above-described provisions are of the type found in Section 8.03 of Revenue Procedure 2017-41 as not causing a plan to fail to be identical (i.e., changes to the administrative provisions of the Plan, such as provisions relating to investments or plan claims procedures), the Employer will not be permitted to rely on the Pre-Approved Plan Provider’s opinion letter for qualification of its Plan. In addition, such superseding provisions may in certain circumstances affect the Plan's status as a pre-approved plan eligible for the 6-year remedial amendment cycle. Superseding provisions which alter only provisions governed by Title I of ERISA and solely administered by the Department of Labor will not impact the ability of the Employer to rely upon the Pre-Approved Plan Provider’s opinion letter.

Pre-Approved Defined Contribution Plan – 06/30/2020 PS Plan
09427-1783505239AA
© 2020 FMR LLC
All rights reserved.